Exhibit #10.3
THIRD AMENDMENT
TO
CAMDEN NATIONAL CORPORATION
2012 EQUITY AND INCENTIVE PLAN

A.	The Camden National Corporation 2012 Equity and Incentive Plan (the “Plan”), is hereby amended as follows:
1.Section 3(a) of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:
“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,200,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 600,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, or Performance Share Awards. For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company’s 2003 Stock Option and Incentive Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In addition, the maximum number of shares that may be issued under this Plan pursuant to the exercise of Incentive Stock Options shall be 1,200,000. Subject to such overall limitations, shares of Stock may be issued up to such maximum numbers pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 45,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.”

B.	Except as otherwise so amended, the Plan is confirmed in all other respects.
C.The effective date of this Amendment is as of September 30, 2016.
Executed this 30th day of September, 2016 by a duly authorized officer of Camden National Corporation.

CAMDEN NATIONAL CORPORATION
By:

/s/ John W. Holmes
John W. Holmes
Director